Exhibit 99.1

Allurion Reports Third Quarter 2024 Financial Results and Provides Business Update

NATICK, Mass.-- November 13, 2024 -- (BUSINESS WIRE) -- Allurion Technologies, Inc. (NYSE: ALUR) (“Allurion” or the “Company”), a company dedicated to ending obesity, today announced its financial results for the third quarter ended September 30, 2024 and provided a business update.

Recent Company Highlights

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Revenue of $5.4 million, which includes a reduction of $1.2 million for product recalled from France during the third quarter
•
AI product revenue in the third quarter from the Virtual Care Suite (VCS) grew by 82% versus prior year as first patients in the United States treated with GLP-1s were on-boarded
•
Last patient in AUDACITY FDA clinical trial successfully exited, putting top-line readout on track for the end of the year
•
Worked collaboratively with ANSM to prepare remediation plan for France, which was submitted in August and completed in September
•
Updating full-year 2024 revenue guidance to between $30 million and $35 million
•
Initiated business restructuring which is expected to reduce operating expense by 50% in 2025 and achieve profitability by end of 2025
•
Completed submissions to the FDA of three out of four modules required for the Pre-Market Approval (PMA) application for the Allurion Balloon
•
Announced appointment of Adrian Wild as SVP International Commercial and plans to restructure commercial operations and strategy

“We observed robust growth in procedure volume in the third quarter in regions previously impacted by GLP-1s like the Middle East and in parts of Latin America where the macro headwinds we have faced previously appear to be subsiding,” said Dr. Shantanu Gaur, Chief Executive Officer. “Our results were adversely affected by the suspension of sales in France, destocking in certain markets, and the availability of compounded GLP-1s in the UK. Overall, our performance validates the need for considerable change at Allurion. As part of our restructuring, we have installed new leadership in the commercial team and are implementing a new sales strategy that strengthens the sales force in number and focus, shifting them away from less efficient direct-to-consumer approaches and toward what we expect to be more profitable and predictable business-to-business-to-consumer sales strategies with a specific focus on direct markets. With our new plan going into 2025, I have clarity and excitement about our path forward.

“We remain committed to achieving profitability by the end of next year, and we are optimistic about future catalysts, including the AUDACITY read-out expected before the end of this year. We are also optimistic about resuming commercialization in France following the completion of our remediation plan in September. In parallel, we have been pleased to see a steady stream of research articles on the Allurion Balloon published in peer-reviewed journals that validate the balloon’s safety and efficacy,” Dr. Gaur continued.

“We have also observed robust growth in our AI product revenue, especially as providers expand their practices with GLP-1s. With revenues increasing at this pace, we believe we can expand this business further and plan on testing Coach Iris—our verticalized, conversational AI agent for weight loss—in different use cases in the coming months.”

The Company is updating its full-year 2024 revenue guidance to between $30 million and $35 million and expects growth in procedure volume to be flat year-over-year.

In early November 2024, the Company began implementing a worldwide restructuring plan (the “2024 Restructuring Plan”). The 2024 Restructuring Plan was designed to align the Company’s operating expenses with its current sales forecast and strategic plan with a focus on sales and marketing outside of the United States. This restructuring included a worldwide reduction in both workforce and operating expenses of approximately 50% to reduce future operating cash burn. These actions are intended to increase operational and financial flexibility, position the Company to navigate an evolving economic landscape, and extend its financial runway for sustained future growth in 2025 and beyond. The Company anticipates recording restructuring charges of approximately $3.5 million in the fourth quarter of 2024.

Third Quarter Financial Results

Total revenue for the quarter ended September 30, 2024 was $5.4 million, compared to $18.2 million for the same period in 2023. The year-over-year decrease in revenue reflected de-stocking, macroeconomic headwinds in certain markets leading to lower re-order rates during the period, the temporary suspension of sales in France and the resulting reduction to revenue in the period for product recalled in the third quarter of 2024 from France, and reductions in sales to certain accounts to manage credit risk.

Gross profit for the third quarter was 58%, compared to 77% for the same period in 2023, negatively impacted by the reduction to revenue in the period related to the product recalled in France, and lower production volumes, which resulted in less manufacturing labor and overhead being absorbed into inventory costs.

Sales and marketing expenses for the third quarter decreased by approximately $8.8 million to $5.2m million, compared to $14.0 million for the same period in 2023, driven largely by increased operating efficiency and our previous cost reduction initiatives implemented in the fourth quarter of 2023.

Research and development expenses decreased by $4.0 million to $3.2 million in the quarter driven by reduced costs related to our AUDACITY clinical trial.

General and administrative expenses of $7.0 million decreased by $11.9 million, driven by $10.0 million of transaction-related expenses and stock-based compensation expense related to the business combination with Compute Health recognized in the third quarter of 2023 and less bad debts expense recognized in the third quarter of 2024 compared to the third quarter of 2023.

Loss from operations for the third quarter decreased by $13.8 million to $12.3 million, compared to $26.2 million in the same period in 2023. The decrease in loss from operations was driven by $10.0 million of transaction-related expenses and stock-based compensation expense related to the business combination with Compute Health recognized in the third quarter of 2023 and less bad debts expense recognized in the third quarter of 2024 compared to the third quarter of 2023 as well as our efforts to reduce operating costs.

Cash balance on September 30, 2024 was $28.7 million.

Conference Call and Webcast Details

Company management will host a conference call to discuss financial results and provide a business update on November 13, 2024 at 8:30 AM ET.

To access the conference call by telephone, please dial (888) 330-3417 (domestic) or +1 646 960 0804 (international) and use Conference ID 1905455. To listen to the conference call via live audio webcast, please visit the Events section of Allurion’s Investor Relations website at Allurion - Events & Presentations. The archived webcast will also be available on Allurion’s Investor Relations website mentioned above shortly after the completion of the call.

About Allurion

Allurion is dedicated to ending obesity. The Allurion Program is a weight loss platform that features the Allurion Gastric Balloon, the world’s first and only swallowable, procedure-less(TM) intragastric balloon for weight loss, and offers access to the Allurion Virtual Care Suite, including the Allurion Mobile App for consumers, Allurion Insights for health care providers featuring the Coach Iris AI Platform, and the Allurion Connected Scale. The Allurion Virtual Care Suite is also available to providers separately from the Allurion Program to help customize, monitor and manage weight loss therapy for patients regardless of their treatment plan: gastric balloon, surgical, medical or nutritional. The Allurion Gastric Balloon is an investigational device in the United States.

For more information about Allurion and the Allurion Virtual Care Suite, please visit www.allurion.com.

Allurion is a trademark of Allurion Technologies, Inc. in the United States and countries around the world.

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Allurion believes that it has a reasonable basis for each forward-looking statement contained in this press release, Allurion cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain.

Forward-looking statements in this press release include, but are not limited to, statements regarding: the Company’s financial outlook for 2024 and future years, including the anticipated impact of the 2024 Restructuring Plan on the Company’s operating expenses and its ability to achieve profitability by the end of 2025; the Company’s ability, through the implementation of the 2024 Restructuring Plan, to increase operational and financial flexibility, position itself to navigate an evolving economic landscape and extend its financial runway for sustained future growth in 2025 and beyond; the Company’s expectations with respect to the total restructuring charges to be incurred in the fourth quarter of 2024 as part of the 2024 Restructuring Plan; the Company’s beliefs with respect to the shift in number and focus of its sales force strategy; the timing and results of the AUDACITY clinical trial; the performance and market acceptance of products, including VCS and the Coach Iris feature, for patients using different weight loss therapies both outside and within the United States, as well as the Company’s ability to expand these aspects of its business further in 2025; Allurion’s continued engagement with ANSM and its ability to implement remediation efforts sufficient to satisfy ANSM and its expectations regarding the resumption of sales and marketing efforts in France; and the market and demand for our products and weight-loss solutions, including GLP-1 drugs and elective procedures.

Allurion cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Allurion to obtain and maintain regulatory approval for, and successfully commercialize, the Allurion Program; the timing of, and results from, its clinical studies and trials; the evolution of the markets in which Allurion competes; and the impact of GLP-1 drugs; the ability of Allurion to maintain its listing on the New York Stock Exchange; the effect of COVID-19, the Russia and Ukraine war and the Israel-Hamas war on Allurion’s business and financial results; the outcome of any legal proceedings against Allurion; the risk of economic downturns and a changing regulatory landscape in the highly competitive industry in which Allurion competes; and those factors discussed under the heading “Risk Factors” in the Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 26, 2024, as amended, and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Allurion will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Allurion’s views as of the date of this press release. Allurion anticipates that subsequent events and developments will cause its views to change. However, while Allurion may elect to update these forward-looking statements at some point in the future, Allurion has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Allurion’s views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$5,367	$18,200	$26,519	$45,232
Cost of revenue	2,256	4,232	7,549	10,165
Gross profit	3,111	13,968	18,970	35,067
Operating expenses:
Sales and marketing	5,197	13,989	18,060	36,127
Research and development	3,212	7,191	13,247	21,623
General and administrative	7,043	18,942	20,746	30,657
Total operating expenses:	15,452	40,122	52,053	88,407
Loss from operations	(12,341)	(26,154)	(33,083)	(53,340)
Other income (expense):
Interest expense	—	(2,586)	(2,264)	(7,331)
Changes in fair value of warrants	9,703	3,868	14,210	2,189
Changes in fair value of debt	1,790	(6,008)	10,020	(3,751)
Changes in fair value of Revenue Interest Financing and PIPE Conversion Option	(11,104)	(2,040)	(9,608)	(2,040)
Changes in fair value of earn-out liabilities	2,260	24,330	22,140	24,330
Loss on extinguishment of debt	—	(3,929)	(8,713)	(3,929)
Termination of convertible note side letters	—	(9,466)	—	(17,598)
Other income, net	757	389	1,928	133
Total other income (expense):	3,406	4,558	27,713	(7,997)
Loss before income taxes	(8,935)	(21,596)	(5,370)	(61,337)
Provision for income taxes	(69)	(34)	(210)	(90)
Net loss	(9,004)	(21,630)	(5,580)	(61,427)
Cumulative undeclared preferred dividends	—	(255)	—	(1,697)
Net loss attributable to common shareholders	$(9,004)	$(21,885)	$(5,580)	$(63,124)
Net loss per share
Basic and diluted	$(0.14)	$(0.54)	$(0.10)	$(2.00)
Weighted-average shares outstanding
Basic and diluted	64,086,265	40,335,457	53,310,214	31,558,538

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$28,654	$38,037
Accounts receivable, net of allowance of doubtful accounts of $8,243 and $12,671, respectively	9,935	18,194
Inventory, net	4,568	6,171
Prepaid expenses and other current assets	1,672	2,414
Total current assets	44,829	64,816
Property and equipment, net	3,080	3,381
Right-of-use asset	2,283	3,010
Other long-term assets	507	505
Total assets	$50,699	$71,712
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$10,393	$10,379
Current portion of term loan	—	38,643
Current portion of lease liabilities	878	908
Accrued expenses and other current liabilities	7,973	15,495
Total current liabilities	19,244	65,425
Warrant liabilities	7,381	6,765
Revenue Interest Financing liability	38,500	36,200
Earn-out liabilities	1,850	23,990
Convertible notes payable, net of discounts and current portion	36,090	—
Lease liabilities, net of current portion	1,578	2,306
Other liabilities	9,867	7,513
Total liabilities	114,510	142,199
Commitments and Contingencies
Redeemable Convertible Preferred Stock:
Series A redeemable convertible preferred stock, $0.0001 par value — 100,000,000 shares authorized as of September 30, 2024; and 2,260,159 and zero shares issued and outstanding as of September 30, 2024 and December 31, 2023	979	—
Stockholders’ deficit:
Common stock, $0.0001 par value — 1,000,000,000 shares authorized as of September 30, 2024; and 64,369,381 and 47,688,096 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	7	5
Additional paid-in capital	150,692	143,007
Accumulated other comprehensive loss	2,890	(700)
Accumulated deficit	(218,379)	(212,799)
Total stockholders’ deficit	(64,790)	(70,487)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$50,699	$71,712

Investors
Mike Cavanaugh, Investor Relations
ICR Westwicke
(617) 877-9641
mike.cavanaugh@westwicke.com

Global Media
Cedric Damour
PR Manager
+33 7 84 21 02 20
cdamour@allurion.com

Source: Allurion Technologies, Inc.